[MEDIWARE LOGO]


CONTACT              GEORGE BARRY                  THOMAS REDINGTON
                     913/307-1000                  203/222-7399
                     WWW.MEDIWARE.COM              212/926-1733
                                                   WWW.REDINGTONINC.COM


                      MEDIWARE REPORTS FISCAL 2003 RESULTS

                    STRONG FOURTH QUARTER CAPS YEAR OF RECORD
                           REVENUE AND EARNINGS GROWTH


         LENEXA, KS AUG. 28 -- Mediware Information Systems, Inc. (Nasdaq: MEDW) reported its second consecutive year of record revenue for the fiscal year ended June 30, 2003 of $33.0 million compared to $30.1 million for fiscal 2002. Operating income of for the year just ended was $7.0 million versus $4.4 million for the prior year.

         Net income for fiscal 2003 was $4.4 million, or 60 cents per basic share and 56 cents per fully diluted share, compared to net income of $2.6 million, or 36 cents per basic share and 35 cents per fully diluted share.

         For the quarter just ended, revenue was $8.8 million, up 13 percent from the year-ago period, meeting expectations provided at the company's annual shareholders meeting.

         Net earnings for the fourth quarter of fiscal 2003 increased to $1,169,000, or 16 cents per basic and 15 cents per diluted share, from $860,000, or 12 cents per basic and 11 cents per fully diluted share, for the fourth quarter of fiscal 2002.

         Commenting on the quarter and the year, George Barry, Mediware's CEO said, "we are pleased not only with the financial performance achieved during the year, but also with customer response to our new product releases, which should continue to build on our strong and growing base of recurring revenue from product support and other services."





                                     -more-

--------------------------------------------------------------------------------------------------------
                                  FOURTH QUARTER FISCAL AND ANNUAL
                                 2003 AND 2002 FINANCIAL HIGHLIGHTS
                                   (IN THOUSANDS) (UNAUDITED):
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                         Three Months Ended      Twelve Months Ended
                                                              June 30                  June 30
--------------------------------------------------------------------------------------------------------
                                                            2003        2002         2003         2002
                                                            ----        ----         ----         ----
--------------------------------------------------------------------------------------------------------
  System Sales                                             $3,071      $3,191      $12,564      $11,541
--------------------------------------------------------------------------------------------------------
  Services                                                 $5,734      $4,582      $20,419      $18,544
--------------------------------------------------------------------------------------------------------
Total Revenue                                              $8,805      $7,773      $32,983      $30,085
--------------------------------------------------------------------------------------------------------
Operating Income                                           $1,754      $1,468      $ 6,952      $ 4,427
--------------------------------------------------------------------------------------------------------
Net Earnings                                               $1,169      $  860      $ 4,389      $ 2,631
--------------------------------------------------------------------------------------------------------
Earnings Per Basic Share                                   $ 0.16      $ 0.12      $  0.60      $  0.36
--------------------------------------------------------------------------------------------------------
Earnings Per Common Share- Diluted (as reported)           $ 0.15      $ 0.11      $  0.56      $  0.35
--------------------------------------------------------------------------------------------------------

         Mediware provides clinical information systems for hospitals and integrated healthcare delivery systems. Its products include HEMOCARE LifeLine(TM), Hemocare(R), LifeLine(R) and LifeTrak(R) (blood bank), WORx(R), Pharmakon(R), and Digimedics(TM) (pharmacy), Surgiware(TM), Perioperative Solutions(TM) (operating room), as well as the JAC Stock Control System (pharmacy) in the United Kingdom. Mediware has over 1,100 systems installed in the U.S., Canada, the U.K., and elsewhere.

                                      # # #

         Certain statements in this press release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the "Act") and in releases made by the SEC from time to time. Such forward-looking statements are not based on historical facts and involve known and unknown risks, uncertainties and other factors disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2003, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. The Company disclaims any obligation to update its forward-looking statements.

8/28/03